As filed with the Securities and Exchange Commission on
 October 3, 2011

Investment Company Act File No.  811-22459

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

(Check appropriate box or boxes)

☒	REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒	Amendment No. 3

Global Equity Long/Short Master Fund
(Exact Name of Registrant as Specified in Charter)

301 West Barbee Chapel Road,
Chapel Hill, NC 27517
(Address of Principal Executive Offices)

(919) 933-4004
(Registrant's Telephone Number)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
(Name and Address of Agent for Service)

Copies of Communications to:
Bibb L. Strench
Seward & Kissel LLP
1200 G Street, NW
Suite 350
Washington, D.C.  20005

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended ("Securities Act"). The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act and the regulations thereunder. Investments in the Registrant's securities may be made only by investors that are both "accredited investors" within the meaning of Regulation D under the Securities Act and “qualified clients,” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Registrant may decline to accept any investment in its discretion. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

GLOBAL EQUITY LONG/SHORT MASTER FUND

CROSS REFERENCE SHEET
PARTS A AND B*

ITEM NUMBER	CAPTION	LOCATION IN PROSPECTUS

1.	Outside Front Cover	Outside Front Cover Page

2.	Cover Pages; Other Offering Information	Inside Front and Outside Back Cover Pages

3.	Fee Table and Synopsis	Summary of Feeder Fund's Expenses; Fund Expenses

4.	Financial Highlights	Not Applicable

5.	Plan of Distribution	Plan of Distribution

6.	Selling Shareholders	Not Applicable

7.	Use of Proceeds	Use of Proceeds

8.	General Description of the Registrant	Outside Front Cover Page; Investment Objective; Investment Strategies; General Risks

9.	Management	Management of the Funds; Administration, Accounting and Investor Services Agreements

10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Stock, Long-Term Debt, and Other Securities

11.	Defaults and Arrears on Senior Securities	Not Applicable

12.	Legal Proceedings	Not Applicable

13.	Table of Contents of the Statement of Additional Information	Not Applicable

14.	Cover Page of SAI	Not Applicable

15.	Table of Contents of SAI	Not Applicable

ITEM NUMBER	CAPTION	LOCATION IN PROSPECTUS

16.	General Information and History	Not Applicable

17.	Investment Objective and Policies	Investment Policies and Practices; Investment Strategies; Management of the Funds

18.	Management	Management of the Funds; Codes of Ethics

19.	Control Persons and Principal Holders of Securities	Not Applicable

20.	Investment Advisory and Other Services	Management of the Funds

21.	Brokerage Allocation and Other Practices	Portfolio Transactions and Brokerage

22.	Portfolio Managers	Management of the Funds

23.	Tax Status	Certain Tax Considerations

24.	Financial Statements	Financial Statements

*	All information required to be set forth in Part B: Statement of Additional Information has been included in Part A: Prospectus.

PART C

The information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C of the Registration Statement.

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference to the Registration Statements on Form N-2 (File Nos. 811-22460 and 811-22461) (the "Feeder Funds' Registration Statements on Form N-2") of Morgan Creek Global Equity Long/Short Fund (the "U.S. Feeder Fund") and Morgan Creek Global Equity Long/Short Institutional Fund (the "Institutional Fund Feeder" and together with the U.S. Feeder Fund, the "Feeder Funds"), as filed with the Securities and Exchange Commission (the "SEC").

ITEM 3.	FEE TABLE

The following table illustrates the approximate expenses and fees that you will pay if you buy and hold Shares in Global Equity Long/Short Master Fund ("Master Fund"). The information below and specifically the Acquired Fund Fees and Expenses (as described below in footnote 2) are a required disclosure for investment companies that are registered under the 1940 Act. Since the Master Fund is registered under such Act, it is required to provide these disclosures. Unregistered funds that may resemble the Master Fund in that they invest in underlying funds will also incur expenses from the underlying funds in which they invest. However, unlike the Master Fund, these unregistered funds of funds are not required to disclose Acquired Fund Fees and Expense information to investors because they are not registered under the Investment Company Act.

Annual Expenses (as a percentage of average net assets of the Master Fund):

Investment Management Fee	1.00%
Other Expenses (1)	0.68%
Acquired Fund Fees and Expenses (2)	4.19%
Total Annual Expenses	5.87%

(1)
Because the Master Fund has no prior history, expenses are based on estimated average Master Fund assets of $148,125,000 and include, but are not limited to, administration fees, custodial fees, professional fees, interest expense and other operating expenses. The Advisor will pay the Master Fund’s expenses categorized as organizational costs. The Master Fund will amortize its offering costs over a 12-month period. Certain administrative and other expenses applicable to feeder funds that invest in the Master Fund, including those of the Feeder Funds, are applied at the feeder fund level rather than at the Master Fund level.

(2)
The "Acquired Fund Fees and Expenses" include the operating expenses and performance-based incentive fees of the underlying Portfolio Funds as well as any direct fees charged by such Portfolio Funds (e.g. early withdrawal fees) in which the Master Fund invests. The costs to be incurred at the underlying Portfolio Fund level include management fees, administration fees, professional fees, incentive fees and other operating expenses.  Each Portfolio Fund's expenses will vary.  In addition, the underlying Portfolio Funds will also incur trading expenses, including interest and dividend expenses, which are the byproduct of leveraging or hedging activities employed by the Managers in order to seek to enhance or preserve the Portfolio Funds' returns.  Of the approximately 4.19% representing costs incurred at the underlying Portfolio Fund level, such costs consists of approximately 1.56% in management fees, approximately 1.70% in other expenses (such as trading expenses) and approximately .92% in incentive fee allocations.  The Master Fund's investments will be allocated among many asset classes, including absolute return and private equity, among others.  Portfolio Funds with absolute return objectives may on average employ more leverage than certain other types of Portfolio Funds.  Portfolio Funds that are private equity funds will on average incur higher operating expenses early on in such fund's investment cycle as the investments in this asset class often have a longer term investment horizon, which can result in higher operating expense ratios early in such fund's investment cycle.  In addition, for recently launched Portfolio Funds in which the Master Fund may invest, the Acquired Fund Fees and Expenses may tend to be significantly greater in the initial years as start up costs are being borne over a smaller invested capital base.  The fees and expenses disclosed above are based on historic earnings of the Portfolio Funds, which may (and which are expected to) change substantially over time and, therefore, significantly affect Acquired Fund Fees and Expenses.  In addition, the Portfolio Funds held by the Master Fund will change, which further impacts the calculation of the Acquired Fund Fees and Expenses.  Generally, fees payable to Managers are estimated to range from 0% to 3% (annualized) of the average net asset value ("NAV") of the Master Fund's investment in such Portfolio Funds.  In addition, certain Managers of the Portfolio Funds charge an incentive allocation or fee generally ranging from 0% to 30% of a Portfolio Fund's net profits. These fees payable to Managers are estimates and may be higher or lower than the numbers shown.

Example

The purpose of the table below is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. For a more complete description of the various fees and expenses of the Master Fund, see the sections entitled "Summary of Feeder Fund's Expenses" and "Fund Expenses" in the Feeder Funds' private prospectuses ("Prospectuses") included in the Feeder Funds' Registration Statements on Form N-2. The example is based on the fees and expenses as set forth in the table above, including the Acquired Fund Fees and Expenses, as set out in the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The rate of return of the Master Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment advisory fee paid by the Master Fund.

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS
$61.63	$192.13

ITEM 8.	GENERAL DESCRIPTION OF THE REGISTRANT

The Master Fund is registered under the 1940 Act as a closed-end, non-diversified management investment company. The Master Fund was established as a Delaware statutory trust on August 16, 2010.

Shares in the Master Fund are being issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under the Securities Act. Investments in the Master Fund generally may be made only by U.S. and foreign investment companies or other investment vehicles that persons who are both "accredited investors," as defined in Regulation D under the Securities Act, and "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Registrant may decline to accept any investment in its discretion. This Registration Statement by itself does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

Information on the Master Fund's investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled "Investment Objective," "Investment Strategies," "Additional Investment Policies" and "General Risks" in the Prospectuses included in the Feeder Funds' Registration Statements on Form N-2.

ITEM 9.	MANAGEMENT

A description of how the business of the Master Fund is managed is incorporated herein by reference from the sections entitled "Management of the Funds," "Administration, Accounting and Investor Services Agreements" and "Custodian" in the Prospectus included in the Feeder Funds' Registration Statements on Form N-2. The following list identifies the specific sections of the Prospectuses under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference.

ITEM 9.1	(a) "Management of the Funds – Trustees and Officers"

(b) "Management of the Funds - The Adviser"

(c) "Management of the Funds – Other Accounts Managed by the Portfolio Managers"

(d) "Administration, Accounting and Investor Services Agreements"

(e) "Custodian"

(f) The Master Fund will bear all of the expenses of its own operations, including, but not limited to, the investment management fee for the Master Fund payable to Morgan Creek Capital Management, LLC (the "Advisor"), the Master Fund's investment adviser, administration fees to State Street Bank and Trust Company, the Master Fund's administrator, and accounting, brokerage, custody, transfer, registration, interest, legal, accounting, audit, tax preparation, investment banking, research, indemnification, tax and other operational expenses, finder's fees, broker-dealer expenses and extraordinary expenses.

(g) Information on the brokerage commissions of the Master Fund is incorporated by reference from the section entitled "Portfolio Transactions and Brokerage" in the Prospectuses included in the Feeder Funds' Registration Statement on Form N-2.

ITEM 9.2.	NON-RESIDENT MANAGERS

Not applicable.

ITEM 9.3	CONTROL PERSONS

See response to item 19 below. To the extent that any investor is the beneficial owner of more than 25% of the outstanding Shares (by value) of the Master Fund, such investor may be deemed to be a "control person" of the Master Fund for purposes of the 1940 Act.

ITEM 10.	CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1.	CAPITAL STOCK

The Master Fund is organized as a Delaware statutory trust. An investor in the Master Fund will be a shareholder ("Shareholder") in the Master Fund and his or her rights in the Master Fund will be established and governed by the Agreement and Declaration of Trust of the Master Fund, dated as of August 16, 2010 (the "Trust Instrument"). A Shareholder and its advisers should carefully review the Trust Instrument, as each Shareholder will agree to be bound by its terms and conditions. The following is a summary description of certain provisions of the Trust Instrument. The description of such provisions is not definitive and is qualified in its entirety by reference to the Trust Instrument. Reference should be made to the complete text of the Trust Instrument.

The security purchased by a Shareholder is a beneficial interest (a "Share") in the Master Fund. All Shares shall be fully paid and non-assessable. Shareholders shall have no preemptive or other rights to subscribe for any additional Shares.

Morgan Creek Capital Management, LLC, a North Carolina limited liability company, serves as the investment adviser of the Master Fund (the "Advisor"). In no event shall any Shareholder, in his or her capacity as such, have any role in the management of the Master Fund's affairs. The Shareholders shall have power to vote only: (i) for the election of trustees; (ii) with respect to any amendment of the Trust Instrument, to the extent and as provided therein; and (iii) with respect to such additional matters relating to the Master Fund as may be required by the Trust Instrument, applicable law or any registration of the Master Fund with the SEC or any state, or as the Board may consider necessary or desirable. With respect to any matter, the Shareholders shall vote in proportion to their ownership of Shares as of the record date applicable to the consideration of such matter. There shall be no cumulative voting in the election of trustees. The Shareholders may vote in person or by proxy. Unless the Board in its sole discretion determines otherwise, only matters set forth in the notice of a meeting may be voted on by Shareholders at a meeting. From time to time, the Board may seek to obtain voting instructions from Shareholders, in which case the Board will establish such procedures and protocols as it deems to be appropriate under the circumstances.

The Trust Instrument provides that on any matter submitted to a vote of all Shareholders, all Shareholders entitled to vote shall vote together. There normally will be no meetings of Shareholders for the purpose of electing members of the Board except that, in accordance with the 1940 Act: (i) the Master Fund will hold a Shareholders' meeting for the election of members of the Board at such time as less than a majority of the members of the Board holding office have been elected by Shareholders of the Master Fund; and (ii) if, as a result of filling a vacancy on the Board, less than two-thirds of the members of the Board holding office will have been elected by the Shareholders, that vacancy may be filled only by a vote of the Shareholders.

The Board (or its designated agent) may admit Shareholders to the Master Fund from time to time upon the execution by a prospective investor of an appropriate signature page to the Trust Instrument or upon the completion and execution, and the acceptance of the same by the Board (or its designated agent), of a subscription agreement in a form established by the Master Fund from time to time. The Board (or its designated agent) has the right to refuse to accept investments in the Master Fund for any or no reason. Shares will be issued only in a transaction or transactions not requiring registration under the Securities Act.

The Master Fund may be dissolved only upon approval of the Trustees of the Master Fund.

Any Shareholder may, in connection with the dissolution and liquidation of such Shareholder, tender to the Master Fund for redemption all of such Shareholder's Share. In the event of such a tender for redemption, the Master Fund, subject always to the terms of the Trust Instrument and the Master Fund's ability to liquidate sufficient Master Fund investments in an orderly fashion determined by the Board to be fair and reasonable to the Master Fund and all of the Shareholders, shall pay to such redeeming Shareholder within 90 days the proceeds of such redemption, provided that such proceeds may be paid in cash, by means of in-kind distribution of Master Fund investments, or as a combination of cash and in-kind distribution of Master Fund investments.

No Shareholder (or other person holding a Share or a portion of a Share acquired from a Shareholder) will have the right to require the Master Fund to redeem its Share or any portion thereof. No public market exists for the Shares, and none is expected to develop. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Master Fund, as described below.

The Board, from time to time and in its sole discretion, may determine to cause the Master Fund to offer to repurchase Shares from Shareholders, including the Feeder Funds, pursuant to written tenders by Shareholders. The Advisor anticipates that it will recommend to the Board to cause the Master Fund to conduct repurchase offers on a quarterly basis in order to permit the Master Fund to conduct repurchase offers for Shares. However, there are no assurances that the Board will, in fact, decide to undertake any repurchase offer. The Master Fund will make repurchase offers, if any, to all Shareholders, on the same terms, which may affect the size of the Master Fund's repurchase offers. A Shareholder may determine, however, not to participate in a particular repurchase offer or may determine to participate to a limited degree, which will affect the liquidity of the investment of any investor in the Shareholder.

ITEM 10.2.	LONG-TERM DEBT

Not applicable.

ITEM 10.3.	GENERAL

Not applicable.

ITEM 10.4.	TAXES

Information on the taxation of the Master Fund is incorporated by reference from the section entitled "Certain Tax Considerations" in the Prospectuses included in the Feeder Funds' Registration Statement on Form N-2.

ITEM 10.5.	OUTSTANDING SECURITIES

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Registrant or for its Own Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3), as of September 12, 2011
Trust Shares	Unlimited	N/A	$100,000

ITEM 10.6.	SECURITIES RATINGS

Not applicable.

ITEM 11.	DEFAULTS AND ARREARS ON SENIOR SECURITIES

Not applicable.

ITEM 12.	LEGAL PROCEEDINGS

Not Applicable.

ITEM 13.	TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION ("SAI")

Not applicable.

ITEM 14.	COVER PAGE OF SAI

Not applicable.

ITEM 15.	TABLE OF CONTENTS OF SAI

Not applicable.

ITEM 16.	GENERAL INFORMATION AND HISTORY

Not applicable.

ITEM 17.	INVESTMENT OBJECTIVES AND POLICIES

Information in response to this item is incorporated by reference from the sections entitled "Investment Objective," "Investment Strategies" and "Management of the Funds" in the Prospectuses included in the Feeder Funds' Registration Statements on Form N-2.

ITEM 18.	MANAGEMENT

Information in response to this item is incorporated by reference from the sections entitled "Management of the Funds" in the Prospectuses included in the Feeder Funds' Registration Statements on Form N-2.

ITEM 19.	CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of October 3, 2011, the Trustees and officers of the Master Fund collectively owned less than one percent of the Master Fund's Shares by value. As of September 12, 2011, the following Shareholders owned 5% or more of the Master Fund's outstanding Shares by value:

Name	Address	Percentage of Ownership
Morgan Creek Capital Management, LLC, a North Carolina limited liability company	301 West Banbee Chapel Road Chapel Hill, NC 27517	100%

To the extent that any investor is the beneficial owner of more than 25% of the outstanding securities of the Master Fund, such investor may be deemed to be a "control person" of the Master Fund for purposes of the 1940 Act.

ITEM 20.	INVESTMENT ADVISORY AND OTHER SERVICES

Information on the investment advisory and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled "Management of the Funds," "Investment Management Fee," "Fund Expenses," "Administration, Accounting and Investor Services Agreements" "Custodian" and "Accountants and Legal Counsel" in the Prospectuses included in the Feeder Funds' Registration Statements on Form N-2.

ITEM 21.	PORTFOLIO MANAGERS

Information about the Master Fund's portfolio managers is incorporated by reference from the section entitled "Other Accounts Managed by the Portfolio Managers" in the Prospectuses included in the Feeder Funds' Registration Statements on Form N-2.

ITEM 22.	BROKERAGE ALLOCATION AND OTHER PRACTICES

A description of the Master Fund's brokerage allocation and other practices is incorporated herein by reference from the section entitled "Portfolio Transactions and Brokerage" in the Prospectuses included in the Feeder Funds' Registration Statements on Form N-2.

ITEM 23.	TAX STATUS

Information on the tax status of the Master Fund is incorporated by reference from the section entitled "Certain Tax Considerations" in the Prospectuses included in the Feeder Funds' Registration Statements on Form N-2.

ITEM 24.	FINANCIAL STATEMENTS

The Master Fund’s Statement of Assets and Liabilities, dated September 12, 2011, is provided below.

Global Equity Long/Short Master Fund
(a Delaware Statutory Trust)

Financial Statements

September 12, 2011

Report of Independent Registered Public Accounting Firm

The Board of Trustees
Global Equity Long/Short Master Fund

We have audited the accompanying statement of assets and liabilities of Global Equity Long/Short Master Fund (“the Fund”) as of September 12, 2011.  The financial statement is the responsibility of the Fund's management.  Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Global Equity Long/Short Master Fund at September 12, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Raleigh, North Carolina
September 28, 2011

Global Equity Long/Short Master Fund
(A Delaware Statutory Trust)

Statement of Assets and  Liabilities

September 12, 2011
(in U.S. dollars)

Assets
Cash	$100,000
Deferred offering costs	3,960
Total assets	$103,960

Liabilities
Offering costs payable	$3,960
Total liabilities	3,960
Net assets	$100,000

Net assets consist of
Common stock at par	$100,000
Net assets	$100,000

Net asset value per common share
Equivalent to 100 shares of common stock issued and outstanding, unlimited shares authorized	$1,000.00

See accompanying notes.

Global Equity Long/Short Master Fund
Notes to the Financial Statement
September 12, 2011

Global Equity Long/Short Master Fund

1. Organization

Global Equity Long/Short Master Fund (the “Fund”) was organized under the laws of the State of Delaware as a statutory trust on August 16, 2010 pursuant to an Agreement and Declaration of Trust (the “Trust Deed”). The Fund has had no operations through September 12, 2011 other than those relating to organizational matters and the sale and issuance of 100 Shares, as defined below, to Morgan Creek Capital Management, LLC. The Fund is registered under the 1940 Act as a closed-end, non-diversified, management investment company (notwithstanding its compliance with Subchapter M diversification requirements, as described in more detail below).

The Fund is the “Master” fund in a “Master-Feeder” structure whereby three feeder funds invest substantially all of their assets in the Fund. The three feeder funds are the Morgan Creek Global Long/Short Fund, the Morgan Creek Global Equity Long/Short Institutional Fund (collectively the “Feeder Funds”), and the Morgan Creek Opportunity Offshore Fund, Ltd. (the “Cayman Fund”).  The Feeder Funds, the Cayman Fund, and the Master Fund are collectively referred to herein as the “Funds”.

Morgan Creek Capital Management, LLC (the “Advisor”), a North Carolina limited liability company, serves as the Funds’ investment adviser. The Fund’s investment objective is to generate greater long-term returns when compared to traditional equity market benchmarks, while exhibiting a lower level of volatility and a modest degree of correlation to these markets. In order to achieve its investment objective, the Fund invests in private funds and other pooled investment vehicles (collectively, the “Portfolio Funds”) that are not expected to be highly correlated to each other or with traditional equity markets over a long-term time horizon. The Fund normally invests 80% of its assets in Portfolio Funds that will primarily engage in long/short equity strategies. Under normal circumstances, 80% or more of the investment portfolios of the Portfolio Funds on an aggregate basis will consist of equity securities and 40% or more of the investment portfolios of the Portfolio Funds on an aggregate basis will be non-U.S. securities.

The Fund has a Board of Trustees that has overall responsibility for monitoring and overseeing the Fund’s investment program, management, and operations. A majority of the members of the Board (the “Trustees”) are not “interested persons” (as defined by the 1940 Act) of the Fund or the Advisor. The same Trustees also serve as the Feeder Funds’ Board of Trustees, and are collectively referred to herein as the “Board.”

Shares of beneficial interest in the Fund (“Shares”) are being issued solely in private placement transactions that do not involve any “public offering” under the Securities Act. Investments in the Fund generally may be made only by U.S. and foreign investment companies or other investment vehicles that persons who are both “accredited investors,” as defined in Regulation D under the Securities Act, and “qualified clients,” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended.

Global Equity Long/Short Master Fund
Notes to the Financial Statement (continued)
September 12, 2011

An investor with a beneficial interest in the Fund (a “Shareholder”) will not have the right to redeem their Shares. No Shareholder or other person holding Shares acquired from a Shareholder will have the right to require the Fund to redeem their respective Shares. The Fund may from time to time offer to repurchase Shares from its Shareholders, including the Feeder Funds, in accordance with written tenders by Shareholders at those times, in those amounts, and on such terms and conditions as its Board may determine in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board will consider the recommendations of the Advisor as to the timing of such an offer, as well as a variety of operational, business and economic factors. The Advisor currently expects that it will generally recommend to the Fund’s Board that the Fund offer to repurchase Shares from Shareholders quarterly on March 31, June 30, September 30 and December 31. The Fund is not required to conduct tender offers and may be less likely to conduct tenders during periods of exceptional market conditions or when Portfolio Funds suspend redemptions.

2. Significant Accounting Policies

The accompanying financial statements of the Fund are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and in accordance with Accounting Standards Codification (“ASC”) as set forth by the Financial Accounting Standards Board (“FASB”).  The Fund maintains its financial records in U.S. dollars and follows the accrual basis of accounting. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

Federal Income Taxes

It is the Fund’s policy to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its Shareholders. Therefore, no provision for federal income taxes is required. The Fund files tax returns with the U.S. Internal Revenue Service.

Distribution of Income and Gains

The Fund declares and pays dividends annually from net investment income.  Net realized gains, if any, are distributed at least annually.  Distributions from net realized gains for book purposes may include short-term capital gains, which are included as ordinary income for tax purposes.

In order to satisfy the diversification requirements under Subchapter M of the Internal Revenue Code, the Fund will generally invest its assets in Portfolio Funds organized outside the United States that are treated as corporations for U.S. tax purposes and are expected to be classified as passive foreign investment companies.  As such, the Fund expects that distributions generally will be taxable as ordinary income to the Shareholder.  The Fund will inform Shareholders of the amount and character of its distributions to Shareholders.

Global Equity Long/Short Master Fund
Notes to the Financial Statement (continued)
September 12, 2011

3. Cash

Cash includes cash held on deposit in a segregated account with the Fund’s custodian.

4. Fund Fees and Expenses

The Fund will bear all of the expenses of its own operations, including, but not limited to, the investment management fee payable to the Advisor (as described below), administration fees to State Street Bank and Trust Company, the Fund’s administrator, and accounting, brokerage, custody, transfer, registration, interest, legal, accounting, audit, tax preparation, investment banking, research, indemnification, tax and other operational expenses, finder’s fees, broker-dealer expenses and extraordinary expenses. The Fund will bear all expenses related to its investment program, including indirectly any charges and fees to which the Fund is subject as an investor in the Portfolio Funds.

The Fund’s organization and offering costs are estimated at $17,961. The Advisor has borne the organization costs of $14,001. Offering costs of approximately $3,960 will be capitalized and amortized over the 12 month period from the effective date.

The Advisory Agreements provide that the Fund will pay a quarterly management fee in arrears calculated at an annual rate equal to 1.00% of the net assets of the Fund as of the last Business Day of such quarter. There have been no management fees incurred because the Funds have had no operations through September 12, 2011 other than those relating to organizational matters and the sale and issuance Shares.

5. Commitments and Contingencies

In the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties which provide general indemnifications.  The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made again the Fund that have not yet occurred.  However, based on experience and knowledge of management, the Fund expects the risk of loss to be remote.

6. Related Party Transactions

The Fund currently has outstanding offering costs payable of $3,960 due to the Advisor.

7. Subsequent Events

Management has evaluated the need for disclosure and/or adjustments to the financial statement resulting from subsequent events through the date the financial statement was issued.  Based on this evaluation, no adjustments to the financial statement were required.

Pursuant to a series of transactions to be completed in October 2011, Morgan Creek Opportunity Offshore Fund, Ltd., an operating privately offered investment fund that followed substantially identical investment policies to the Feeder Fund and Master Fund, contributed substantially all of its assets to the Master Fund in exchange for interests in the Master Fund.  Morgan Creek Opportunity Offshore Fund, Ltd. continues to operate, now as a feeder fund of the Master Fund instead of a stand-alone fund.  Morgan Creek Opportunity Offshore Fund, Ltd.'s financial statements are provided on the following pages.

FINANCIAL STATEMENTS

Morgan Creek Opportunity Offshore Fund, Ltd.
(A Cayman Islands Exempted Company)

Financial Statements

March 31, 2011

(With Report of Independent Registered Public Accounting Firm Thereon)

Report of Independent Registered Public Accounting Firm

The Board of Directors
Morgan Creek Opportunity Offshore Fund, Ltd.

We have audited the accompanying statement of assets and liabilities of Morgan Creek Opportunity Offshore Fund, Ltd. (the “Fund”), including the schedule of investments, as of March 31, 2011, and the related statements of operations, changes in net assets and cash flows for the year then ended.  These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Fund’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an option on the effectiveness of the Fund’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morgan Creek Opportunity Offshore Fund, Ltd. at March 31, 2011, and the results of its operations, the changes in its net assets and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United State of America.

/s/Ernst & Young Ltd.
Grand Cayman, Cayman Islands
August 26, 2011

Morgan Creek Opportunity Offshore Fund, Ltd.
(A Cayman Islands Exempted Company)

Statement of Assets and Liabilities

March 31, 2011
(in U.S. dollars)

Assets
Investments in funds, at fair value (cost of $59,623,625)	$71,493,376
Due from investment funds	18,530,388
Investments paid in advance	14,699,170
Cash	979,086
Other assets	14,970
Total assets	$105,716,990

Liabilities
Redemption payable	$3,982,372
Loan payable	2,500,000
Accrued expenses	217,932
Total liabilities	6,700,304
Net assets	$99,016,686

Net assets consist of
Sub-Class A-1 Series One (7,095 shares outstanding at $1,314.90)	$9,328,163
Sub-Class A-3 Series One (38,677 shares outstanding at $1,401.01)	54,186,398
Sub-Class A-4 Series One (5,730 shares outstanding at $1,314.10)	7,530,066
Sub-Class A-5 Series One (15,485 shares outstanding at $861.14)	13,334,660
Sub-Class A-3 (02-08) (3,004 shares outstanding at $891.53)	2,678,324
Sub-Class A-3 (03-08) (1,001 shares outstanding at $880.65)	881,879
Sub-Class A-3 (06-08) (2,003 shares outstanding at $852.57)	1,707,515
Sub-Class A-3 (07-08) (1,202 shares outstanding at $852.41)	1,024,319
Sub-Class A-2 (08-08) (5,007 shares outstanding at $844.12)	4,226,469
Sub-Class A-3 (09-08) (1,001 shares outstanding at $899.56)	900,812
Sub-Class A-3 (11-08) (1,001 shares outstanding at $1,083.80)	1,085,311
Sub-Class A-1 (05-09) (1,001 shares outstanding at $1,084.24)	1,085,712
Sub-Class A-3 (12-09) (1,001 shares outstanding at $1,045.73)	1,047,058
Net assets	$99,016,686

See accompanying notes.

Morgan Creek Opportunity Offshore Fund, Ltd.
(A Cayman Islands Exempted Company)

Schedule of Investments

March 31, 2011
(in U.S. dollars)

			Percent of		Next Available
Investments in funds, at fair value1,2	Cost	Fair Value	Net Assets	Liquidity4	Redemption Date5
Asia
Ashoka Offshore Fund	$2,500,000	$2,595,403	2.62%	Quarterly	6/30/2011
Ferox Japan Fund, Ltd.	200,000	99,738	0.10	Illiquid3	N/A
TAO L Holdings, Ltd.	178,957	241,760	0.24	Illiquid3	N/A
Value Partners Hedge Fund, Ltd.	2,500,000	2,589,777	2.62	Monthly	4/30/2011
Total Asia	5,378,957	5,526,678	5.58

Emerging Markets
New Century Holdings XI, LP	104,582	85,012	0.08	Illiquid3	N/A
Sansar Capital Holdings, Ltd	278,359	197,546	0.20	Illiquid3	N/A
SR Global Fund – Emerging Markets Portfolio (Class G)	3,169,278	4,672,930	4.72	Monthly	6/30/2011
Total Emerging Markets	3,552,219	4,955,488	5.00

Energy
Camcap Resources Offshore Fund, Ltd.	121,223	135,433	0.14	Illiquid3	N/A
MLO Private Investment, Ltd.	46,548	47,117	0.05	Illiquid3	N/A
Southport Energy Plus Offshore Fund, Inc.	3,072,352	3,198,961	3.23	Quarterly	6/30/2011
Touradji Global Resources Holdings, Ltd.	1,565,432	1,983,007	2.00	Illiquid3	N/A
Touradji Global Resources Offshore Fund, Ltd.	3,052,794	4,610,849	4.65	Every 3 Years	Various
Total Energy	7,858,349	9,975,367	10.07

Financials
Algebris Global Financials Fund	3,384,721	3,058,373	3.09	Monthly	6/30/2011
SAB Overseas Fund, Ltd.	2,000,000	2,051,189	2.07	Quarterly	6/30/2011
Samlyn Offshore, Ltd.	4,322,517	5,384,865	5.43	Semi-Annually	6/30/2011
TS I Offshore Limited	3,021,007	3,816,312	3.85	Quarterly	6/30/2011
Total Financials	12,728,245	14,310,739	14.44

Global Concentrated
The Children's Investment Fund	2,400,000	2,501,281	2.53	Every 3-5 Years	12/31/2011
Total Global Concentrated	2,400,000	2,501,281	2.53

Global Long/Short
Axial Capital Offshore, Ltd.	$2,690,154	$3,367,784	3.40%	Semi-Annually	9/30/2011
Hound Partners Offshore Fund, Ltd.	3,976,489	3,698,689	3.74	Quarterly	6/30/2011
Tiger Veda, Ltd.	190,954	362,156	0.37	Illiquid3	N/A
Viking Global Equities III, Ltd.	3,143,232	5,043,826	5.09	Every 1-3 Years	Various
Total Global Long/Short	10,000,829	12,472,455	12.60

Healthcare
Biomedical Offshore Value Fund, Ltd.	352,489	493,590	0.50	Illiquid3	N/A
Broadfin Healthcare Offshore Fund, Ltd.	3,000,000	3,016,425	3.05	Quarterly	6/30/2011
Expo Health Sciences Fund, Ltd.	3,500,000	3,683,721	3.72	Quarterly	6/30/2011
Healthcor Offshore, Ltd.	3,700,000	4,250,461	4.30	Quarterly	6/30/2011
Swiftcurrent Offshore, Ltd.	32,622	31,087	0.03	Illiquid3	N/A
Total Healthcare	10,585,111	11,475,284	11.60

Technology
Artis Partners 2X Ltd.	2,000,000	2,066,561	2.09	Monthly	5/31/2011
Tiger Global, Ltd.	5,119,915	8,209,523	8.29	Semi-Annually to Annually	Various
Total Technology	7,119,915	10,276,084	10.38
Total Investments in Investment Funds	59,623,625	71,493,376	72.20

Other assets net of liabilities	–	27,523,310	27.80
Total Net Assets	$59,623,625	$99,016,686	100.00%

1The Fund’s investments are domiciled in the following countries: 94% Cayman Islands, 6% British Virgin Islands.
2The Fund has no indirect concentration in a single issuer through its holdings in the Investment Funds in excess of 5% of Net Assets.
3Illiquid – Investment Fund will periodically redeem depending on cash availability.
4Available frequency of redemptions after initial lock-up period, if any. Different tranches may have different liquidity terms.
5Investments in Investment Funds may be composed of multiple tranches. The Next Available Redemption Date relates to the earliest date after March 31, 2011 that redemption from a tranche is available. Other tranches may have an available redemption date that is after the Next Available Redemption Date. Redemptions from Investment Funds may be subject to fees.

See accompanying notes.

Morgan Creek Opportunity Offshore Fund, Ltd.
(A Cayman Islands Exempted Company)

Statement of Operations

Year Ended March 31, 2011
(in U.S. dollars)

Investment Income
Interest	$4,568
Total investment income	4,568

Expenses
Management fees	413,942
Professional fees	215,956
Loan interest expense and fees	150,472
Administrative fees	103,221
Custody fees	52,468
Director fees	11,245
Other expenses	32,909
Total expenses	980,213
Net investment income	(975,645)

Net realized and change in unrealized gain (loss) on investment funds
Net realized gain on investment funds	9,534,439
Net change in unrealized appreciation on investment funds	(8,233,801)
Net realized and change in unrealized loss on investment funds	1,300,638
Net increase in net assets resulting from operations	$324,993

See accompanying notes.

Morgan Creek Opportunity Offshore Fund, Ltd.
(A Cayman Islands Exempted Company)

Statement of Changes in Net Assets

Year Ended March 31, 2011
(in U.S. dollars)

Increase (decrease) in net assets from operations
Net investment loss	$(975,645)
Net realized gain on investment funds	9,534,439
Net change in unrealized depreciation on investment funds	(8,233,801)
Net increase in net assets resulting from operations	324,993

Increase (decrease) in net assets from capital transactions
Class A-1 share redemptions (17,389 shares)	(20,704,538)
Class A-2 share redemptions (4,623 shares)	(4,868,390)
Class A-3 share redemptions (30,460 shares)	(39,935,602)
Class A-4 share redemptions (1,832 shares)	(2,044,594)
Class B-2 share redemptions (1,036 shares)	(1,046,000)
Class A-1 shares issued (9 shares) (Note 4)	7,666
Class A-2 shares issued (7 shares) (Note 4)	4,649
Class A-1 shares issued redemption fee (16 shares) (Note 6)	20,377
Class A-2 shares issued redemption fee (5 shares) (Note 6)	5,931
Class A-3 shares issued redemption fee (51 shares) (Note 6)	67,028
Class A-4 shares issued redemption fee (5 shares) (Note 6)	6,128
Class A-5 shares issued redemption fee (10 shares) (Note 6)	8,481
Class B-2 shares issued redemption fee (1 shares) (Note 6)	715
Net decrease in net assets resulting from capital transactions	(68,478,149)

Net assets
Beginning of year	167,169,842
End of year	$99,016,686

See accompanying notes.

Morgan Creek Opportunity Offshore Fund, Ltd.
(A Cayman Islands Exempted Company)

Statement of Cash Flows

Year Ended March 31, 2011
(in U.S. dollars)

Cash flows from operating activities
Net increase in net assets resulting from operations	$324,993
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by operating activities
Cash paid for purchases of investment funds	(16,596,809)
Cash received for sales of investment funds	116,312,688
Net realized gain on investment funds	(9,534,439)
Net change in unrealized depreciation on investment funds	8,233,801
Increase in due from investment funds	(7,643,600)
Increase in Investments paid in advance	(14,699,170)
Increase in other assets	(10,105)
Increase in accrued expenses	31,580
Net cash provided by operating activities	76,418,939

Cash flows from financing activities
Capital redemptions	(77,178,080)
Reinvested reimbursement of shares issued	12,315
Proceeds from loans	40,000,000
Repayment of loans	(39,000,000)
Net cash used in financing activities	(76,165,765)
Net increase in cash	253,174

Cash
Beginning of the year	725,912
End of year	$979,086

Supplemental Disclosures
Interest paid	$103,264

See accompanying notes.

Morgan Creek Opportunity Offshore Fund, Ltd.
(A Cayman Islands Exempted Company)

Notes to Financial Statements

March 31, 2011

1. Organization and Nature of Business

Morgan Creek Opportunity Offshore Fund, Ltd. (the Fund), commenced operations on July 1, 2005 and is incorporated under the laws of the Cayman Islands. The Fund is structured as a fund-of-funds whose investment objective is to generate superior long-term investment returns relative to traditional equity benchmarks with significantly lower volatility of returns, a low degree of correlation to traditional portfolios, and limited risk under a wide range of market conditions. The Fund seeks to achieve this objective by investing its assets primarily in funds (collectively, Underlying Funds) with a diversified group of investment managers or in private funds employing a wide range of investment styles and strategies sponsored by investment managers (collectively, Money Managers). By focusing investments with Money Managers who are not constrained by traditional asset management restrictions, such as prohibitions against short selling, leverage, security type or investment concentration, the Fund expects to engage Money Managers within each market segment and investment discipline.

Morgan Creek Capital Management, LLC (the Investment Manager), a North Carolina limited liability company registered as an investment advisor under the Investment Advisors Act of 1940, as amended, serves as the Fund’s investment manager. The Investment Manager also serves as the investment manager to Morgan Creek Opportunity Fund, LP, a Delaware limited partnership that is offered to U.S. investors that utilizes the same investment program as that of the Fund.

2. Summary of Significant Accounting Policies

Basis for Accounting

The accompanying financial statements of the Fund as of and for the year ended March 31, 2011 have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) and in accordance with Accounting Standards Codification (ASC) as set forth by the Financial Accounting Standards Board (FASB). The Fund maintains its financial records in U.S. dollars and follows the accrual basis of accounting. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such differences could be material.

All balances are expressed in United States dollars.

Portfolio Valuation

The Fund measures the fair value of an investment that does not have a readily determinable fair value, based on the net asset value per share (the NAV) of the investment as a practical expedient, without further adjustment, unless it is probable that the investment will be sold at a value significantly different than the NAV. If the practical expedient NAV is not as of the reporting entity’s measurement date, then the NAV should be adjusted to reflect any significant events that may change the valuation. In using the NAV as a practical expedient, certain attributes of the investment, that may impact the fair value of the investment, are not considered in measuring fair value. Attributes of those investments include the investment strategies of the investees and may also include, but are not limited to, restrictions on the investor’s ability to redeem its investments at the measurement date and any unfunded commitments. The Fund is permitted to invest in alternative investments that do not have a readily determinable fair value, and as such, has elected to use the NAV as calculated on the reporting entity’s measurement date as the fair value of the investment.

The net asset value of the Fund is determined as of the close of business at the end of any fiscal period, generally monthly, in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Investment Manager.

The Fund will value interests in the Underlying Funds, which are private investment funds sponsored by alternative Money Managers, at fair value, which ordinarily will be the value determined by their respective Money Managers, in accordance with procedures established by the Fund. Investments in Underlying Funds are subject to the terms of the Underlying Funds’ offering documents. Valuations of the Underlying Funds may be subject to estimates and are net of management and performance incentive fees or allocations payable to the Underlying Funds’ as required by the Underlying Funds’ offering documents. If the Investment Manager determines that the most recent value reported by any Underlying Fund does not represent fair value or if any Underlying Fund fails to report a value to the Fund, a fair value determination is made under procedures established by the Investment Manager and under the general supervision of the Board of Directors which is responsible for the overall management and control of the Fund in accordance with its Memorandum and Articles of Association. Because of the inherent uncertainty in valuation, the estimated values may differ from the values that would have been used had a ready market for the securities existed, and the differences could be material.

The Investment Manager’s rationale for the above approach derives from the reliance it places on its initial and ongoing due diligence which understands the respective controls and processes around determining net asset value at the Investment Manager of the investee funds. The Investment Manager has designed an ongoing due diligence process with respect to Underlying Funds and their Money Managers, which assist the Investment Manager in assessing the quality of information provided by, or on behalf of, each Underlying Fund and in determining whether such information continues to be reliable or whether further investigation is necessary.

Fair Value of Financial Instruments

In accordance with the authoritative guidance on fair value measurements and disclosures under GAAP, the Fund discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level 1	Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date;

Level 2
Other significant observable inputs including fair value of investments with the ability to redeem at net asset value as of the measurement date, or during the first quarter following the measurement date;

Level 3
Other significant unobservable inputs including fair value of investments that do not have the ability to redeem at net asset value as of the measurement date, or during the first quarter following the measurement date.

Inputs broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. As further described in Note 2, the Investment Manager generally uses the net asset value per share of the investment (or its equivalent) reported by the investee fund manager as the primary input to its valuation; however adjustments to the reported amount may be made based on various factors.

An individual fund’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Investment Manager. The Investment Manager considers observable data to be that market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by multiple, independent sources that are actively involved in the relevant market. The categorization of the Underlying Funds within the hierarchy is based upon the redemption terms of the Underlying Funds and does not necessarily correspond to the Investment Manager’s perceived risk of the Underlying Funds.

All of the Fund’s investments in Underlying Funds have been classified within level 2 or level 3. The Fund generally does not hold any investments that could be classified as level 1, as observable prices are typically not available. Transfers in and/or out of levels are recognized at the date of circumstances that caused the transfer.

The Investment Manager’s belief of the most meaningful presentation of the strategy classification of the Underlying Funds is as reflected in the schedule of investments.

Hedge funds are generally open-end funds as they typically offer subscription and redemption options to investors. The frequency of such subscriptions or redemptions is dictated by such fund’s governing documents. The amount of liquidity provided to investors in a particular fund is generally consistent with the liquidity and risk associated with the underlying portfolio (i.e., the more liquid the investments in the portfolio, the greater the liquidity provided to the investors). Liquidity of individual hedge funds vary based on various factors and may include “gates”, “holdbacks” and “side pockets” imposed by the manager of the hedge fund, as well as redemption fees which may also apply. These items have been identified as illiquid on the Schedule of Investments.

Assumptions used by the Investment Manager due to the lack of observable inputs may significantly impact the resulting fair value and therefore the Fund’s results of operations.

The following table presents the investments in funds carried on the statement of assets and liabilities and net assets by level within the valuation hierarchy as of March 31, 2011.

	Assets at Fair Value
	Level 1	Level 2	Level 3	Total

Asia	$–	$5,185,180	$341,498	$5,526,678
Emerging Markets	–	4,672,930	282,558	4,955,488
Energy	–	3,198,961	6,776,406	9,975,367
Financials	–	14,310,739	–	14,310,739
Global Concentrated	–	–	2,501,281	2,501,281
Global Long/Short	–	3,367,784	9,104,671	12,472,455
Healthcare	–	6,700,146	4,775,138	11,475,284
Technology	–	2,066,561	8,209,523	10,276,084
Total Investments in Funds	$–	$39,502,301	$31,991,075	$71,493,376

The following table includes a rollforward of the amounts for the year ended March 31, 2011 for investments classified within level 3. The classification of an investment within level 3 is based upon the significance of the unobservable inputs to the overall fair value measurement.

	Balance at March 31, 2010	Subscriptions in Investment Funds	Redemptions From Investment Funds	Transfers in	Transfers out*	Net Realized Gains/ (Losses)	Net Change in Unrealized Appreciation/ (Depreciation)	Balance at March 31, 2011

Asia	$11,318,674	$5,019,062	$(8,984,883)	$–	$(5,185,180)	$(596,938)	$(1,229,237)	$341,498
Emerging Markets	22,955,187	–	(17,973,931)	–	(4,672,930)	579,178	(604,946)	282,558
Energy	15,843,667	46,548	(5,319,987)	–	(3,198,961)	824,184	(1,419,045)	6,776,406
Financials	42,660,388	2,000,000	(29,197,783)	–	(14,310,740)	2,526,026	(3,677,891)	–
Global Concentrated	5,661,233	–	(4,027,680)	–	–	(772,320)	1,640,048	2,501,281
Global Long/Short	33,924,059	1,000,000	(23,050,953)	–	(3,367,784)	6,167,070	(5,567,721)	9,104,671
Global Macro	7,578,594	–	(7,394,974)	–	–	(1,605,025)	1,421,405	–
Healthcare	18,925,183	6,531,199	(14,934,316)	–	(6,700,145)	536,866	416,351	4,775,138
Technology	11,041,632	2,000,000	(5,428,181)	–	(2,066,561)	1,875,398	787,235	8,209,523
Total	$169,908,617	$16,596,809	$(116,312,688)	$–	$(39,502,301)	$9,534,439	$(8,233,801)	$31,991,075

*
Transfers out of Level 3 represents investments that were previously categorized as Level 3 investments for the year ended March 31, 2010. In accordance with authoritative guidance, these investments are being reclassified as Level 2 investments for the year ended March 31, 2011 as the Fund had the ability to redeem its investments at net asset value as of March 31, 2011 or during the first quarter following March 31, 2011.

All net realized and unrealized gains (losses) in the table above are reflected in the accompanying statement of operations.

Income and Operating Expenses

The Fund bears its own expenses including, but not limited to, legal, accounting (including third-party accounting services), auditing and other professional expenses, organizational expenses, administration fees and expenses, and custody expenses. Interest income is recorded when earned. Operating expenses are recorded as incurred.

Income Taxation

The Fund is a Cayman Islands exempted company. Under the current laws of the Cayman Islands, there are no income, estate, transfer, sale or other taxes payable by the Fund. The Investment Manager intends to conduct the business of the Fund to the maximum extent practicable so that the Fund’s activities do not constitute a U.S. trade or business. Dividends and certain other income earned through the Fund may be subject to withholding and other taxes levied by the jurisdiction in which the income is sourced.

The Investment Manager reviews all tax positions of the Fund to ensure that all positions have been examined and it is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Investment Manager does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the statement of operations. During the year, the Fund did not accrue any interest or penalties.

As of March 31, 2011, all tax years from 2007 remain subject to examination by such tax jurisdictions under the statute of limitations. The resolution of tax matters is not expected to have a material effect on the Fund’s financial condition, but may be material to the firm’s operating results for a particular period, depending in part, upon the operating results for that period.

No federal, state or local income taxes have been provided on the profits of the Fund since the partners are individually liable for reporting the taxes on their share of the Fund’s income or loss.

Recognition of Profits and Losses

Change in unrealized appreciation (depreciation) from each of the Underlying Funds is included in the statement of operations as net change in unrealized appreciation (depreciation) on investment funds.

Investment transactions in Underlying Funds are recorded on a trade date basis. Any proceeds received from Underlying Fund redemptions that are in excess of the Underlying Funds’ cost basis are classified as net realized gains on investment funds on the statement of operations. Any proceeds received from Underlying Fund redemptions that are less than the Underlying Funds’ cost basis are classified as net realized loss on investment funds on the statement of operations. Realized gains and losses on investments are calculated based on average cost basis.

Cash

Cash includes cash held on deposit in a segregated account with the Fund’s custodian.

Redemptions

In accordance with the authoritative guidance on distinguishing liabilities from equity, capital redemptions are recognized as liabilities, net of incentive fee, when each of the amounts requested in the redemption notice become fixed, which generally occurs on the last day of a fiscal period. As a result, redemptions paid after the end of the year, but based upon the year-end net asset values, are reflected as redemptions payable. Redemption notices received for which the amounts are not fixed or determinable (i.e. full or partial redemption) remain in capital until the net asset value used to determine the redemption amounts are determined.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements, (ASU 2010-06). ASU 2010-06 requires additional disclosures in the financial statements relating to transfers in and out of levels 1 and 2 fair value measurements and separate disclosure of purchases, sales, issuances, and settlements in level 3 fair value measurements. In addition, this update provides clarifications on (i) the level of segregation of classes of assets and liabilities disclosed in the valuation hierarchy tables and (ii) disclosures relating to the inputs and valuation techniques, both of which are existing required disclosures under GAAP guidance for fair value measurement and disclosure. The new disclosures and clarifications of existing disclosures are effective for annual reporting periods beginning after December 15, 2009, except for the disclosures about the activity in level 3 fair value measurements which are effective for fiscal years beginning after December 15, 2010. The Fund adopted ASU 2010-6 and it did not have a significant impact on its financial statements for the period ended March 31, 2011.

On May 12, 2011, the FASB, together with the International Accounting Standards Board, jointly issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS (ASU 2011-04). The adoption of ASU 2011-04 gives fair value the same meaning between GAAP and International Financial Reporting Standards, and improves consistency of disclosures relating to fair value. The Fund is evaluating the impact of ASU 2011-04 on their financial statements.

3. Investments in Funds

The Fund has the ability to liquidate its investments periodically, ranging from monthly to every five years, depending on the provisions of the respective Underlying Fund agreements. As of March 31, 2011, the Fund was invested in twenty-six Underlying Funds. All Underlying Funds in which the Fund invested are individually identified on the schedule of investments. The Underlying Funds may invest in U.S. and non-U.S. equities and equity-related instruments, fixed income securities, currencies, futures, forward contracts, swaps, other derivatives and other financial instruments and commodities.

The Money Managers of substantially all Underlying Funds receive an annual management fee of up to 2% of the Fund’s net assets in the respective Underlying Fund. Management of the Underlying Funds also receive performance allocations of up to 20% of the Fund’s net profit from its investments in the respective Underlying Fund, subject to any applicable loss carryforward provisions, as defined by the respective Underlying Fund agreements.

4. Management Fee and Transactions with Affiliates

The Investment Manager is responsible for the management of the business affairs of the Fund, including management of the Fund’s investments. The Investment Manager receives a quarterly management fee (Management Fee), paid in advance, based on the net assets of the Fund on the first day of such quarter, adjusted for any subscriptions and redemptions. Sub-Class A-1 shares are subject to a 1.0% annual Management Fee and Sub-Class A-2 shares and Sub-Class B-2 shares are subject to a 1.5% annual Management Fee. The Fund, with the consent of the Investment Manager and Directors may, in effect, waive or reduce the Management Fee for shareholders that are members, employees or affiliates of the Investment Manager, relatives of such persons and for certain large or strategic investors. Any reduction of the Management Fee for a shareholder may be effected by providing a rebate to the shareholder in the form of Common Shares of the Fund or by issuing a separate sub-class of Common Shares to any such person. During the year ended March 31, 2011, the Investment Manager earned a management fee of $413,942 of which $12,315 was reimbursed by issuing additional shares.

Don Seymour and David Bree serve as independent directors for the Fund and are paid a fee for their services. For the year ended March 31, 2011, the fee amounted to $11,245. One director of the Fund is also an employee of the Investment Manager and serves in his capacity without compensation.

Subject to a Loss Carryforward provision, at the end of each fiscal year, if the net profits allocable to a Common Share exceed a “hurdle rate” equal to 5% annualized, a 10% incentive fee of such net profit allocable to such Common Share will be paid to the Investment Manager. Additionally, the amount of any incentive fee attributable to any Common Shares redeemed during the fiscal year will be payable to the Investment Manager promptly following the date of such redemption. The Fund, with the consent of the Investment Manager, may waive or reduce the incentive fee for shareholders that are members, employees or affiliates of the Investment Manager, relatives of such persons or for certain large or strategic investors. Any reduction of the incentive fee for a shareholder may be effected by providing a rebate to the shareholder in the form of Common Shares of the Fund or by issuing a separate sub-class of Common Shares to any such person.

Under a Loss Carryforward provision contained in the Fund Agreement, no incentive fee will be made with respect to a particular Common Share for a fiscal year until any net loss previously allocated to Common Share has been offset by subsequent net profit. Any such Loss Carryforward will be subject to reduction for redemptions on a pro rata basis. During the year ended March 31, 2011, the Investment Manager earned no incentive fee.

5. Administration and Custodian Fee

As of November 1, 2010, State Street Bank and Trust Company (State Street) serves as the Administrator to the Fund. During the period November 1, 2010 through March 31, 2011, State Street earned administration fees of $32,000.

Prior to November 1, 2010 Citi Hedge Fund Services Inc. (Citi) served as the Administrator to the Fund. During the period April 1, 2010 through October 31, 2010, Citi earned administration fees of $71,221.

Additionally, JP Morgan Hedge Fund Services (JP Morgan) serves as the Custodian to the Fund. During the year ended March 31, 2011, JP Morgan earned professional fees of $52,468.

6. Share Capital

The Fund has authorized share capital of 5,000,000 common shares (Common Shares) having a par value of $0.01 (US) per share. The number of Common Shares to be purchased will be based on the offering of each Common Share, which will be $1,000. The minimum initial investment is $5,000,000, subject to waiver in the sole discretion of the Directors, however, not below $50,000.

The Fund may issue common shares in one or more classes and series. Class A Shares and Class B Shares are identical except that Class B Shares do not share in profits and losses attributable to any investment by the Fund in “New Issues”, as such term is defined by the U.S. National Association of Securities Dealers, Inc. For the year March 31, 2011, the Fund had five sub-classes of shares, Sub-Class A-1, A-2, A-3, A-4 and A-5. Common Shares of each class and/or sub-class are generally issuable monthly in series of shares. The first series of Common Shares of each class (the Series One Shares) will be issued at the end of the Fund’s initial offering for that class and at the beginning of each fiscal year and the remaining series will generally be sold on a monthly basis during a fiscal year. Management fees and incentive fees were waived for Sub-Class A-3 and Sub-Class A-4 are not charged management fees or incentive fees at the Fund level as those fees are charged outside the Fund. The reason for the different series is to reflect equitably the differing incentive fees attributable to each series. At the end of each fiscal year the other series will be converted into Series One Shares of the relevant class and/or sub-class so that at the beginning of the following fiscal year all Common Shares will be Series One Shares unless (i) a Loss Carryforward attributable to the Series One Shares remains outstanding or (ii) a Loss Carryforward attributable to the Common Shares being converted remains outstanding, in which case such series will not be converted until the end of the year during which its Loss Carryforward was recouped.

A shareholder who owns Sub-Class A-1, A-3, A-4, or A-5 Shares may redeem all or any part of its Capital Account as of the end of the last day of the month that occurs on or after the three year anniversary of the shareholders’ initial investment in the Fund and annually thereafter; provided however, that if a shareholder redeems all or a portion of its shares (i) prior to the one year anniversary of its initial investment in the Fund, the redemption proceeds will be subject to a 3% redemption fee, (ii) on or after the one year anniversary and before the two year anniversary of its initial investment in the Fund, the redemption proceeds will be subject to a 2% redemption fee; and (iii) on or after the two year anniversary and before the three year anniversary of its initial investment in the Fund, the redemption proceeds will be subject to a 1% redemption fee. All redemption fees are payable to the Fund.

A shareholder who owns Sub-Class A-2 Shares or Sub-Class B-2 Shares may redeem all or any portion of its capital account as of the last day of the month that occurs on or after the one-year anniversary of the shareholders’ initial investment in the Fund, and annually thereafter. All redemptions require written notice that must be received by the Fund not less than 95 days’ prior to the redemption date.

If on the date of a redemption by a shareholder, assets of the Fund are invested with a Money Manager who does not permit redemptions, will not honor the Fund’s entire redemption request on such date, or has distributed to the Fund a security or other financial instrument that the Fund is unable to distribute to the redeeming shareholder, then, in the sole discretion of the Fund, payment to the shareholder may be delayed until such time as the Money Manager permits redemption.

Allocation of Net Profit/Losses

Net Profit/Losses are determined and allocated as of the close of business on the last business day of each month to and among the Shareholders where, generally, the net results, either an increase or decrease in net assets available for distribution, is allocated to each shareholder based on its pro rata share of aggregated net assets in the Fund.

Net investment income and net realized and unrealized gains and losses on investments are allocated to shareholders at the end of each fiscal period in proportion to their shareholder accounts as of the beginning of such fiscal period, subject to the performance allocation to the Investment Manager as described in Note 4.

Net Assets

The net asset value of the Fund’s shares are determined on the last business day of each month. Net assets consist of the aggregate amount of cash, securities, and other assets held by the Fund, less its liabilities. The net asset value of a Common Share at any date will be the net assets of the Fund attributable to the relevant series within the relevant class and sub-class divided by the number of Common Shares of that series and sub-class then outstanding.

7. Concentration of Market, Credit, Currency and Geographic Risk

The Fund’s investments may be subject to various risk factors including market, credit, currency and geographic risk. The Fund’s investments may be made internationally and thus may have concentrations in such regions. The Fund’s investments are also subject to the risk associated with investing in Underlying Funds. The Underlying Funds are generally illiquid, and thus there can be no assurance that the Fund will be able to realize the value of such investments in a timely manner.

Although the majority of the Fund’s investments are denominated in U.S. dollars, the Fund may invest in securities and hold cash balances at its brokers that are denominated in currencies other than its reporting currency, the U.S. dollar. Consequently, the Fund is exposed to risks that the exchange rate of the U.S. dollar relative to other currencies may change in a manner that has an adverse effect on the reported value of that portion of the Fund’s assets which are denominated in currencies other than the U.S. dollar. The Underlying Funds may utilize options, futures and forward currency contracts to hedge against currency fluctuations, but there can be no assurance that such hedging transactions will be effective.

In order to obtain more investable cash, the Money Managers may utilize a substantial degree of leverage. Leverage increases returns to investors if the Money Managers earn a greater return on leveraged investments than the Money Managers’ cost of such leverage. However, the use of leverage, such as margin borrowing, exposes the Fund to additional levels of risk including (i) greater losses from investments than would otherwise have been the case had the Money Managers not borrowed to make the investments, (ii) margin calls or changes in margin requirements may force premature liquidations of investment positions and (iii) losses on investments where the investment fails to earn a return that equals or exceeds the Money Managers’ cost of leverage related to such investments.

8. Significant Shareholders

From time to time, the Fund may have a concentration of shareholders holding a significant percentage of net assets. Investment activities of these shareholders could have a material impact on the Fund. At March 31, 2011, three shareholders collectively held approximately fifty-five percent of net assets.

9. Credit Agreement

The Fund has entered into a credit agreement with Credit Suisse International that bears interest at LIBOR plus 2.00%. The average LIBOR rate for the year ended March 31, 2011 was 0.36%. The maximum aggregate principal amount of credit that may be extended to the Fund at any time is $20,000,000. The credit agreement was renewed on January 31, 2011 and April 1, 2011 and is set to expire on September 30, 2011. The terms of the credit facility include limits on other indebtedness aggregate volatility, minimum net equity and other standard covenants. This credit agreement is not used as leverage, rather to provide bridge financing and meet liquidity needs that may arise. At March 31, 2011, there was a $2,500,000 outstanding balance related to this credit agreement. The lender has a security interest in all direct and indirect investments of the Fund.

10. Commitments and Contingencies

In the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties which provide general indemnifications. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, based on experience and knowledge of management, the Fund expects the risk of loss to be remote.

11. Financial Highlights

The following represents the total returns and ratios to average net assets for the year ended March 31, 2011:

	Series A-1	Series A-3	Series A-4	Series A-5
	(Series One)	(Series One)	(Series One)	(Series One)
Per share operating performance
Net asset value at the beginning of the year	$1,290.60	$1,361.48	$1,277.02	$843.12
Loss from investment operations
Net investment loss before incentive fees	(18.72)	(6.42)	(5.98)	(10.17)
Net realized loss and change in unrealized appreciation on investments funds	43.02	45.95	43.06	28.19
Total gain from operations	24.30	39.53	37.08	18.02
Incentive fees	–	–	–	–
Net asset value at March 31, 2011	$1,314.90	$1,401.01	$1,314.10	$861.14
Total return before incentive fees	1.88%	2.90%	2.90%	2.14%
Incentive fees	0.00%	0.00%	0.00%	0.00%
Total return after incentive fees	1.88%	2.90%	2.90%	2.14%

Ratios to average net assets

Operating expenses	(1.48)%	(0.48)%	(0.48)%	(1.23)%
Incentive fees	0.00%	0.00%	0.00%	0.00%
Operating expenses and incentive fees	(1.48)%	(0.48)%	(0.48)%	(1.23)%
Net investment loss	(1.47)%	(0.48)%	(0.47)%	(1.22)%

Per share data represents the class and series indicated which has been invested in the Fund for the period indicated.

An individual investor’s per share results, total return and ratios may differ based on different management fees, incentive fees, and timing of capital transactions. The ratios do not reflect the Fund’s proportionate share of income and expenses of the underlying portfolio funds.

12. Subsequent Events

For the period April 1, 2011 through August 26, 2011, the date through which the Fund evaluated subsequent events and which the financial statements are available to be issued, the Fund discloses the following subsequent events, which occurred after the balance sheet date.

Effective April 1, 2011 through August 26, 2011, there were redemptions of $8,489,056.

On April 15, 2011, the Fund paid down its Loan payable in the amount of $2,500,000.

PART C:
OTHER INFORMATION

Global Equity Long/Short Master Fund (the "Fund")

Item 25.	Financial Statements and Exhibits

(1)	Financial Statements:

The Master Fund’s Statement of Assets and Liabilities, dated September 12, 2011, are included in Part A.

The following financial statements of Morgan Creek Opportunity Offshore Fund, Ltd. are included in Part A:

(a)	Statement of Assets and Liabilities, dated March 31, 2011;

(b)	Schedule of Investments, dated March 31, 2011;

(c)	Statement of Operations, dated March 31, 2011;

(d)	Statement of Changes in Net Assets, dated March 31, 2011;

(e)	Statement of Cash Flows, dated March 31, 2011; and

(f)	Notes to Financial Statements, dated March 31, 2011.

(2)	Exhibits

(a)(1)
Agreement and Declaration of Trust of the Fund - Previously filed as Exhibit (a)(1) to the Registrant's initial Registration Statement on Form N-2 (Reg. No. 811-22459), filed with the Securities and Exchange Commission on August 27, 2010, and incorporated herein by reference.

(a)(2)
Certificate of Trust - Previously filed as Exhibit (a)(2) to the Registrant's initial Registration Statement on Form N-2 (Reg. No. 811-22459), filed with the Securities and Exchange Commission on August 27, 2010, and incorporated herein by reference.

(b)
By-Laws - Previously filed as Exhibit (b) to the Registrant's initial Registration Statement on Form N-2 (Reg. No. 811-22459), filed with the Securities and Exchange Commission on August 27, 2010, and incorporated herein by reference.

(c)	Not applicable

(d)	Refer to Exhibit (a)(1)

(e)	Not applicable

(f)	Not applicable

(g)
Form of Investment Management Agreement between the Fund, Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and Morgan Creek Capital Management, LLC – Previously filed as Exhibit (g) to PEA #2 to the Registrant's Registration Statement on Form N-2 (Reg. No. 811-22459), filed with the Securities and Exchange Commission on September 12, 2011, and incorporated herein by reference.

(h)	Not applicable

(i)	Not applicable

(j)
Form of Master Custodian Agreement between the Fund and State Street Bank and Trust Company – Previously filed as Exhibit (j) to PEA #2 to the Registrant's Registration Statement on Form N-2 (Reg. No. 811-22459), filed with the Securities and Exchange Commission on September 12, 2011, and incorporated herein by reference.

(k)(1)
Form of Administration Agreement between the Fund, Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and State Street Bank and Trust Company – Previously filed as Exhibit (k)(1) to PEA #2 to the Registrant's Registration Statement on Form N-2 (Reg. No. 811-22459), filed with the Securities and Exchange Commission on September 12, 2011, and incorporated herein by reference.

(k)(2)
Form of Transfer Agency and Service Agreement between the Fund, Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and State Street Bank and Trust Company – Previously filed as Exhibit (k)(2) to PEA #2 to the Registrant's Registration Statement on Form N-2 (Reg. No. 811-22459), filed with the Securities and Exchange Commission on September 12, 2011, and incorporated herein by reference.

(k)(3)
Form of Analytics Reporting Services Agreement between the Fund, Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and State Street Bank and Trust Company – Previously filed as Exhibit (k)(3) to PEA #2 to the Registrant's Registration Statement on Form N-2 (Reg. No. 811-22459), filed with the Securities and Exchange Commission on September 12, 2011, and incorporated herein by reference.

(l)
Opinion and Consent of Seward & Kissel LLP – Previously filed as Exhibit (l) to PEA #2 to the Registrant's Registration Statement on Form N-2 (Reg. No. 811-22459), filed with the Securities and Exchange Commission on September 12, 2011, and incorporated herein by reference.

(m)	Not applicable

(n)	Consent of Independent Registered Public Accounting Firm – Filed herewith.

(o)	Not applicable

(p)	Not applicable

(q)	Not applicable

(r)
Form of Rule 17j-1 Code of Ethics of the Fund, Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and its investment adviser, Morgan Creek Capital Management, LLC – Previously filed as Exhibit (r) to PEA #2 to the Registrant's Registration Statement on Form N-2 (Reg. No. 811-22459), filed with the Securities and Exchange Commission on September 12, 2011, and incorporated herein by reference.

Item 26.	Marketing Arrangements

Not applicable.

Item 27.	Other Expenses of Issuance and Distribution of Securities Being Registered

Not applicable.

Item 28.	Persons Controlled by or Under Common Control With Registrant

Morgan Creek Global Equity Long/Short Fund, Morgan Creek Global Equity Long/Short Institutional Fund and Morgan Creek Opportunity Offshore Fund, Ltd. may be considered to be under common control with the Master Fund.

Item 29.	Number of Holders of Securities

Record holders of shares: 3

Item 30.	Indemnification

ARTICLE V of the Registrant's Agreement and Declaration of Trust states as follows:

5.1
No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5.2	Mandatory Indemnification

5.2(a)
Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

5.2(b)
Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees"), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

5.2(c)
The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

5.2(d)
The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are not "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be entitled.

5.2(e)
Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

5.3	No Bond Required of Trustees . No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

5.4
No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

5.5
Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust's officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 14 of the form of Investment Management Agreement between the Fund and Morgan Creek Capital Management, LLC states as follows:

(a)
Each Fund will indemnify the Advisor and any Advisor Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination is based upon a review of the facts and reached by (A) the vote of a majority of the Fund's Trustees who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Fund's Board, further provided that such counsel's determination be written and provided to the Board. A Fund shall advance to an Indemnified Person reasonable attorneys' fees and other costs and expenses incurred with respect to the Fund in connection with defense of any action or proceeding arising out of such performance or non-performance. The Advisor agrees, and each other Indemnified Person will be required to agree as a condition to any such advance from a Fund, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs, and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

(b)
Notwithstanding any of the foregoing, the provisions of this section 14 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph to the fullest extent permitted by law. The provisions of this paragraph shall survive the termination or cancellation of this Agreement.

Item 31.	Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Morgan Creek Capital Management LLC, the Registrant's investment adviser ("Advisor"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Advisor in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-65690) filed under the Investment Advisers Act of 1940 and is incorporated herein by reference thereto.

Item 32.	Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant, (2) the Registrant's Investment Adviser and Servicing Agent, (3) the Registrant's Custodian, and (4) the Registrant's  Administrator. The address of each is as follows:

1.	Global Equity Long/Short Master Fund
301 West Barbee Chapel Road, Suite 200
Chapel Hill, North Carolina 27517

2.	Morgan Creek Capital Management, LLC
301 West Barbee Chapel Road, Suite 200
Chapel Hill, North Carolina 27517

3.	State Street Bank and Trust Company
One Franklin Street
Boston, Massachusetts 02111

4.	State Street Bank and Trust Company
One Franklin Street
Boston, Massachusetts 02111

Item 33.	Management Services

Not applicable.

Item 34.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill in the State of North Carolina on the 3rd day of October, 2011.

GLOBAL EQUITY LONG/SHORT MASTER FUND

By:	Mark W. Yusko*
Name:	Mark W. Yusko
Title:	Chairman, President and Trustee

Pursuant to the requirements of the 1933 Act, this Amendment to the Registrant's Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

		Signatures	Title	Date

(1)		Principal Executive Officer	Chairman & Trustee	October 3, 2011

	By:	Mark W. Yusko*
Mark W. Yusko

(2)		Principal Financial Officer	Treasurer	October 3, 2011

	By:	/s/ Mark B. Vannoy
Mark B. Vannoy

(3)		Trustees

		William C. Blackman*	Trustee	October 3, 2011
William C. Blackman

		Michael Hennessy	Trustee	October 3, 2011
Michael Hennessy

		Michael S. McDonald*	Trustee	October 3, 2011
Michael S. McDonald

		Sean S. Moghavem*	Trustee	October 3, 2011
Sean S. Moghavem

		*By /s/ Mark B. Vannoy		October 3, 2011
Mark B. Vannoy, pursuant to a Power of Attorney dated October 4, 2010 and filed herewith.

POWER OF ATTORNEY

 The undersigned Trustee of the Global Equity Long/Short Master Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a "Fund" and collectively the "Funds"), each a Delaware statutory trust, hereby constitutes and appoints Mark Vannoy, David James and Bibb Strench, and each of them, attorneys for the undersigned and in his name, place and stead, to execute and file any amendments to the Fund's registration statement, and all amendments thereto relating to the offering of the Funds' shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and to address tax return-related issues, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2010.

/s/ Mark W. Yusko
Mark W. Yusko

POWER OF ATTORNEY

 The undersigned Trustee of the Global Equity Long/Short Master Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a "Fund" and collectively the "Funds"), each a Delaware statutory trust, hereby constitutes and appoints Mark Vannoy, David James and Bibb Strench, and each of them, attorneys for the undersigned and in his name, place and stead, to execute and file any amendments to the Fund's registration statement, and all amendments thereto relating to the offering of the Funds' shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and to address tax return-related issues, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2010.

/s/ William Blackman
William Blackman

POWER OF ATTORNEY

 The undersigned Trustee of the Global Equity Long/Short Master Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a "Fund" and collectively the "Funds"), each a Delaware statutory trust, hereby constitutes and appoints Mark Vannoy, David James and Bibb Strench, and each of them, attorneys for the undersigned and in his name, place and stead, to execute and file any amendments to the Fund's registration statement, and all amendments thereto relating to the offering of the Funds' shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and to address tax return-related issues, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2010.

/s/ Michael P. Hennessy
Michael P. Hennessy

POWER OF ATTORNEY

 The undersigned Trustee of the Global Equity Long/Short Master Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a "Fund" and collectively the "Funds"), each a Delaware statutory trust, hereby constitutes and appoints Mark Vannoy, David James and Bibb Strench, and each of them, attorneys for the undersigned and in his name, place and stead, to execute and file any amendments to the Fund's registration statement, and all amendments thereto relating to the offering of the Funds' shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and to address tax return-related issues, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2010.

/s/ Michael McDonald
Michael McDonald

POWER OF ATTORNEY

 The undersigned Trustee of the Global Equity Long/Short Master Fund, Morgan Creek Global Equity Long/Short Fund and Morgan Creek Global Equity Long/Short Institutional Fund (each a "Fund" and collectively the "Funds"), each a Delaware statutory trust, hereby constitutes and appoints Mark Vannoy, David James and Bibb Strench, and each of them, attorneys for the undersigned and in his name, place and stead, to execute and file any amendments to the Fund's registration statement, and all amendments thereto relating to the offering of the Funds' shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction, including all documents necessary to ensure the Funds have insurance and fidelity bond coverage, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and to address tax return-related issues, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of October, 2010.

/s/ Sean Moghavem
Sean Moghavem

GLOBAL EQUITY LONG/SHORT MASTER FUND

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(n)	Consent of Independent Registered Public Accounting Firm